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                                                                      EXHIBIT 99

WILLIAM P. BARR                                                   [VERIZON LOGO]
Executive Vice President and General Counsel

April 4, 2002                                        VERIZON COMMUNICATIONS
                                                     1095 Avenue of the Americas
                                                     New York, NY 10036

                                                     Phone  212.395.1689
                                                     Fax  212.597.2587


Verizon Communications Inc.
1095 Avenue of the Americas
New York, New York 10036

         Re: Verizon Communications Inc. Registration Statement on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3, File No. 333-48083 (the "Registration Statement") which Verizon Communications Inc., a Delaware corporation (the "Company), previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 15,000,000 shares of Common Stock, par value $.10 per share, of the Company (the "Shares") to be offered and sold from time to time under the Verizon Communications Inc. direct stock purchase and ownership plan known as Verizon Communications Direct Invest (the "Plan"), and the Prospectus dated April 4, 2002 relating thereto (the "Prospectus").

         I or members of my staff have reviewed the Registration Statement, the Company's Certificate of Incorporation and Bylaws, resolutions adopted by the Board of Directors of the Company, and such other documents and records as I have deemed appropriate for the purpose of giving this opinion.

         Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. All necessary corporate action on the part of the Company's Board of Directors with respect to the issuance and sale of Shares to be purchased directly from the Company has been taken, and any Shares to be purchased directly from the Company will be legally issued, fully paid and nonassessable when such Shares shall have been issued and sold for the consideration contemplated in the Plan.



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         3. Any Shares to be purchased by the Company or its agent on the open market will have been validly issued, fully paid and nonassessable when so purchased.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading "Legal Matters" in the Prospectus.

                                                    Very truly yours,


                                                    /s/ William P. Barr
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                                                    William P. Barr
                                                    Executive Vice President and
                                                    General Counsel